CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 172 to the registration statement on Form N-1A (File No. 333-515) (“Registration Statement”) of our report dated July 9, 2013, relating to the financial statements and financial highlights of Putnam Dynamic Asset Allocation Equity Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Auditor and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers

Boston, Massachusetts
September 24, 2013